UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

CHIRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RULE 14a-12 LEGEND

Participants in Solicitation

Chiron Corporation and Novartis AG and their respective directors & officers may be deemed to be participants in the solicitation of proxies from Chiron shareholders in connection with the merger. Information about the directors and executive officers of Chiron and their ownership of Chiron’s stock is set forth in the proxy statement for Chiron’s 2005 Annual Meeting of Shareholders.

Investors can obtain more information when the Schedule 13e-3 and the proxy statement become available. Investors should read the Schedule 13e-3 and proxy statement carefully when they become available before making any voting decision.

This is Howard Pien.

I want to tell you personally that Chiron and Novartis last night announced an agreement for Novartis to purchase the remaining shares of Chiron it does not already own at a price of $00.00 per share in cash.

Today’s announcement signals the significant value that Novartis places on Chiron, its assets and its people.  Chiron’s contributions to protecting human global health have been outstanding. We have made tremendous strides with our influenza and meningitis franchises in Vaccines, our developing oncology pipeline in BioPharma, and the continuing expansion of our Blood Testing business. At this time, Chiron’s non-Novartis directors have determined that a transaction with Novartis is the best way to capture the value of these achievements for Chiron’s shareholders, considering both potential future risks and rewards.

The agreement is just the first step in a process that will take several months.. During that time, it will be critical for all of us to remain focused on our day-to-day responsibilities. We have important goals that must be accomplished during this time, and I thank you for your continuing commitment to achieve these goals.

There will be employee meetings held in each location on Monday morning, including a meeting in Emeryville at 10 a.m. in the G-Auditorium. I encourage you to attend this meeting, either in person or through the webcast.

Chiron has accomplished great things in the 24 years since its founding. Those achievements have changed the practice of medicine and saved countless lives. We have made these great strides because of our commitment to protecting people through innovative science. This sense of mission should continue to drive our employees’ contributions over the months and years to come.